Scientific Games Reports First Quarter 2017 Results

Sixth Consecutive Quarter of Growth

Growth Driven by Gaming Machine Sales and Interactive

LAS VEGAS, April 27, 2017 /PRNewswire/ --Scientific Games Corporation (NASDAQ: SGMS) ("Scientific Games" or the "Company"), today reported results for the first quarter ended March 31, 2017.

  First quarter revenue rose 6 percent to $725.4 million, up from $682.0 million a year ago. The growth was led by a 24 percent increase in global new unit shipments of gaming machines and a 33 percent increase in interactive revenue. Foreign exchange had an $8.1 million, or 1 percent, unfavorable impact on revenue.
  Operating income in the first quarter increased 75 percent to $88.0 million from $50.3 million a year ago as a result of the revenue growth and lower cost structure. Net loss was $100.8 million compared with $92.3 million in the prior-year period, as the increase in operating income was offset by a $29.7 million loss on extinguishment and modification of debt and a $35.9 million increase in the income tax provision.
  Attributable EBITDA ("AEBITDA"), a non-GAAP financial measure as defined below, increased to $286.6 million from $258.8 million a year ago driven by the higher revenue and lower cost structure; and AEBITDA margin, a non-GAAP financial measure as defined below, improved to 39.5 percent from 37.9 percent in the prior-year period.
  Net cash from operating activities rose to $111.0 million, inclusive of $12.6 million of cash payments related to the business improvement initiatives previously announced and implemented in the 2016 fourth quarter, from $101.1 million a year ago.
  The Company completed refinancing transactions during the first quarter 2017 that lowered cash interest costs at current rates, reduced exposure to variable interest rates, and extended a substantial portion of its debt maturities.
  At March 31, 2017, the Company had fully repaid borrowings under its revolving credit facility, and its cash and availability under its revolving credit facility was $657.7 million.

"Our continued steady improvement in revenue and margin are a direct result of our focus on creating innovative products that drive demand and our commitment to operational excellence," said Kevin Sheehan, Chief Executive Officer of Scientific Games. "This is a great start to the year, with all three of our business segments contributing to growth. We have a tremendous global team firmly focused on unlocking the power of our brands, strengthening our commitment to innovation, and executing a disciplined fiscal approach to enhance long-term shareholder value. We are building for our future."

Michael Quartieri, Chief Financial Officer of Scientific Games, added, "All across our global businesses, we are improving our operational excellence that parlays our strength in innovation to drive enhanced financial results and stronger cash flow. We expect these initiatives will drive profitable growth and increased cash flow that will provide further opportunities to deleverage in 2017 and beyond."

SUMMARY CONSOLIDATED RESULTS
($ in millions, except per share amounts)	March 31,
	2017	2016
Revenue	$725.4	$682.0
Operating income	88.0	50.3
Net loss before income taxes	(84.1)	(111.5)
Net loss(2)	(100.8)	(92.3)
Net cash provided by operating activities	111.0	101.1
Capital expenditures	61.3	51.2
Increase in cash and cash equivalents	16.8	17.0

Non-GAAP Financial Measures(1):
AEBITDA	$286.6	$258.8
AEBITDA margin	39.5%	37.9%
Free cash flow	$41.2	$41.8

	As of Mar. 31,	As of Dec. 31,
Balance Sheet Measures:	2017	2016
Cash and cash equivalents	$131.9	$115.1
Principal face value of debt outstanding	8,188.8	8,235.3
Available liquidity	$657.7	$631.6

(1)  The financial measures "AEBITDA", "AEBITDA margin", "free cash flow", and "EBITDA from equity investments" (disclosed in a table below) are non-GAAP financial measures defined below under "Non-GAAP Financial Measures" and reconciled to the most directly comparable GAAP measures in the accompanying supplemental tables at the end of this release.

(2)  The 2017 first quarter includes a $29.7 million loss on extinguishment and modification of debt associated with the refinancing transactions,
       $9.2 million of restructuring and other expense, which includes $2.7 million of cost related to the DEQ Systems Corp. acquisition completed January 18,
       2017, and $35.9 million of higher income tax provision.

GAMING SEGMENT HIGHLIGHTS FOR THE THREE MONTHS ENDED MARCH 31, 2017
GAMING SEGMENT	Three Months Ended
($ in millions)	March 31,		Increase/(Decrease)
	2017	2016	Amount	%
Revenue(1)
Gaming operations	$172.4	$184.4	$(12.0)	(6.5)%
Gaming machine sales	156.2	134.5	21.7	16.1%
Gaming systems	61.5	59.7	1.8	3.0%
Table products	49.9	43.1	6.8	15.8%
	$440.0	$421.7	$18.3	4.3%

Operating income	$77.5	$43.4	$34.1	78.6%

AEBITDA(2)	$209.7	$191.2	$18.5	9.7%
AEBITDA margin	47.7%	45.3%

(1)  Gaming operations revenue is included in services revenue, gaming machine sales revenue is included in product sales revenue, and portions of gaming systems and table products revenue are included in both services revenue and product sales revenue.

(2)  AEBITDA in the 2017 and 2016 first quarter periods included $1.8 million and $1.6 million, respectively, of EBITDA from equity investments in
       International Terminal Leasing ("ITL") and Roberts Communications Network, LLC ("RCN").

  Total gaming revenue increased $18.3 million, or 4 percent, compared to the year-ago period, inclusive of a $5.1 million unfavorable foreign exchange impact.
  Operating income improved $34.1 million to $77.5 million. The increase primarily reflected the benefit of the higher revenue, lower selling, general and administrative expense and lower depreciation and amortization compared to the 2016 first quarter.
  AEBITDA increased to $209.7 million with an AEBITDA margin of 47.7 percent, reflecting the higher revenue and lower cost structure compared to prior year.
  Gaming operations revenue declined 7 percent, largely reflecting an 832 unit reduction in the ending installed base of WAP, premium, and daily-fee participation gaming machines coupled with a $1.72 per unit decline in the average daily revenue compared to the prior year.  On a quarterly sequential basis, gaming operations revenue was flat.  A 322 unit decline of lower-earning units in the installed footprint of WAP, premium, and daily-fee participation units was offset by a $1.73 increase in the average daily revenue per unit.
  The ending installed base of other participation and leased units decreased by 632 units compared to the prior year, primarily reflecting the conversion of VLTs at a casino in New York and a decrease in the installed base of units in U.K. betting shops, partially offset by the installation of VLTs in Greece. The average daily rate declined by $0.42 per unit, largely reflecting the initial ramp up of VLTs in Greece and an unfavorable foreign exchange impact related to the U.K. installed base.  On a quarterly sequential basis, the installed footprint was essentially flat.
  Gaming machine sales revenue increased 16 percent year over year, reflecting a 24 percent increase in shipments of new units and higher average selling price, partially offset by lower sales of parts, game conversion kits and used units.  U.S. and Canadian shipments increased 1,497 units, or 34 percent, to 5,862 gaming machines, including 3,139 replacement units, 250 VLTs to Oregon, and 2,723 gaming machines for new casino openings and expansions, inclusive of 861 VGTs for the Illinois market. In the prior-year period, U.S. and Canadian shipments totaled 4,365 units, which comprised 3,092 replacement units, 840 VLTs to Oregon, and 433 VGTs for the Illinois market. International shipments increased 114 units, or 5 percent, to 2,497 units, including 2,073 replacement units and 424 units for new casino openings, up from 2,383 units in the prior year.  The average sales price increased to $17,015 from $16,719 in the prior year, reflecting a favorable mix of units.
  Gaming systems revenue increased to $61.5 million, primarily reflecting an increase in hardware sales, including shipment of innovative new iVIEW4 player-interface display units.
  Table products revenue increased to $49.9 million, principally reflecting growth in leased shufflers, proprietary table games, and progressives, including the benefit from the acquisition of DEQ Systems Corp. completed on January 18, 2017.

LOTTERY SEGMENT HIGHLIGHTS FOR THE THREE MONTHS ENDED MARCH 31, 2017
LOTTERY SEGMENT	Three Months Ended
($ in millions)	March 31,		Increase/(Decrease)
	2017	2016	Amount	%
Revenue
Instant games	$140.2	$134.1	$6.1	4.5%
Services	39.0	45.1	(6.1)	(13.5)%
Product sales	9.9	8.5	1.4	16.5%
	$189.1	$187.7	$1.4	0.7%

Operating income	$56.1	$48.0	$8.1	16.9%

AEBITDA(1)	$85.3	$81.5	$3.8	4.7%
AEBITDA margin	45.1%	43.4%

(1)  AEBITDA in the 2017 and 2016 first quarter periods included $14.2 million and $13.9 million, respectively, of EBITDA from equity investments in Lotterie Nazionali S.r.l. ("LNS"), Northstar New Jersey Lottery Group, LLC, Beijing Guard Libang Technology Co., Ltd., Beijing CITIC
      Scientific Games Technology Co. Ltd. ("CSG"), Hellenic Lotteries S.A. ("Hellenic Lotteries") and Northstar Lottery Group, LLC ("Northstar
      Illinois").

  Total lottery revenue increased $1.4 million, inclusive of a $2.0 million unfavorable foreign exchange impact. Revenue in the prior year included incremental sales benefit from a $1.6 billion Powerball jackpot.
  Operating income increased $8.1 million, primarily reflecting higher revenue coupled with lower selling, general and administrative expense and lower depreciation and amortization.
  AEBITDA increased to $85.3 million and AEBITDA margin increased to 45.1 percent, largely reflecting the lower cost structure.
  Instant games revenue increased $6.1 million, or 5 percent, driven by higher revenue from licensed and player-loyalty products and from price-per-unit based contracts.
  Services revenue decreased $6.1 million, primarily reflecting lower retail sales of multi-state games compared to sales in the prior year, which had benefited from incremental sales associated with a record $1.6 billion Powerball jackpot.
  Product sales revenue increased to $9.9 million from the prior-year period, reflecting higher U.S. and international hardware sales.
  The Company signed two new three-year contracts to provide Norsk Tipping (Norway's national lottery) with interactive casino and eInstant games. Additionally, the Missouri Lottery extended its current instant games contract for three additional years; the Arizona Lottery extended its current instant games contract for one additional year; and the Iowa Lottery extended its instant games contract for one additional year and its lottery systems contract for two additional years.

INTERACTIVE SEGMENT HIGHLIGHTS FOR THE THREE MONTHS ENDED MARCH 31, 2017
INTERACTIVE SEGMENT	Three Months Ended
(in millions, except average daily revenue per daily active user)	March 31,		Increase/(Decrease)
	2017	2016	Amount	%
Revenue
Social gaming - B2C	$80.2	$60.2	$20.0	33.2%
Other interactive - B2B	16.1	12.4	3.7	29.8%
	$96.3	$72.6	$23.7	32.6%

Operating income	$17.2	$11.5	$5.7	49.6%

AEBITDA	$23.0	$15.4	$7.6	49.4%
AEBITDA margin	23.9%	21.2%

Interactive Key Performance Indicators
Social gaming - B2C:
Average monthly active users(1)	7.7	8.0	(0.3)	(3.8)%
Average daily active users(2)	2.4	2.5	(0.1)	(4.0)%
Average daily revenue per daily active user(3)	$0.37	$0.26	$0.11	42.3%
Mobile penetration(4)	72%	66%

(1) Monthly Active Users are a count of unique visitors to our apps during a month.

(2) Daily Active Users are a count of unique visitors to our apps during a day.

(3) Average daily revenue per daily active user is calculated by dividing revenue by the daily active users by the number of days for the period.

(4) Mobile penetration is the percentage of B2C social gaming revenue derived from mobile platforms.

  Total interactive revenue grew 33 percent to $96.3 million, primarily reflecting a 33 percent increase in social gaming B2C revenue due to the ongoing popularity and growth of Jackpot Party® Social Casino coupled with the success of more recent apps, including the most recent introduction of 88 Fortunes.
  Operating income increased 50 percent to $17.2 million, primarily reflecting the higher revenue. Selling, general and administrative expense and research and development expense increased primarily due to higher player acquisition and marketing expenditures to support ongoing growth, and pre-launch development expenses for apps not yet launched.
  AEBITDA rose to $23.0 million and AEBITDA margin increased to 23.9 percent, primarily reflecting higher revenue and improved operating leverage, partially offset by increased marketing costs and ongoing development initiatives underlying the rapid growth.

LIQUIDITY
Cash flows from operating activities	Three Months Ended March 31,		Variance
($ in millions)	2017	2016	2017 vs. 2016
Net loss	$(100.8)	$(92.3)	$(8.5)
Non-cash adjustments	204.8	178.8	26.0
Change in working capital accounts	7.0	18.6	(11.6)
Other	-	(4.0)	4.0

  Net cash flow from operating activities increased by $9.9 million to $111.0 million, inclusive of $12.6 million of cash costs related to business improvement initiatives implemented in the fourth quarter.
  The change in working capital accounts was primarily driven by a $21.5 million decrease in accounts and notes receivables, partially offset by a $13.4 million increase in inventories primarily due to the timing of orders and deployment of units in the gaming segment, and a $1.1 million unfavorable net impact from changes in other current asset and liabilities.
  Capital expenditures totaled $61.3 million. For 2017, the Company expects capital expenditures will be within a range of $280-$310 million, based on existing contractual obligations and planned investments.
  During the first quarter 2017, the Company executed a series of refinancing transactions that reduced the total principal amount of the Company's debt by $45 million through payment of the remaining $45 million on its revolving credit facility, lowered annual cash interest costs, extended maturities to 2021 and 2022 for 95 percent of its debt, and reduced its exposure to variable interest rates. In conjunction with the refinancing transactions, the Company incurred $27.2 million of cash costs in the quarter. The Company remains committed to prioritizing debt repayments from cash flow.
  The Company redeemed all of its outstanding 8.125% Senior Subordinated Notes due 2018 on March 17, 2017 at a price equal to 100 percent of the principal amount plus accrued interest.
  On January 18, 2017, Scientific Games completed the acquisition of DEQ Systems Corp. for $22.0 million, which was funded from operating cash flow. Additionally, the Company incurred $2.7 million of acquisition-related expense, which is included in Restructuring and other costs.
  On April 7, 2017, using available cash-on-hand, Scientific Games acquired Spicerack Media, Inc., creator of the successful Bingo Showdown social bingo mobile game app. The acquisition was immediately accretive to earnings and operating cash flow.

Earnings Conference Call
Scientific Games executive leadership will host a conference call today, April 27, 2017, at 4:30 p.m. EDT to review the Company's first quarter results. To access the call live via a listen-only webcast and presentation, please visit scientificgames.com/investors/quarterly-earnings and click on the webcast link under the Investor Information section. To access the call by telephone, please dial: 1 (412) 317-5413 (U.S. and International) and ask to join the Scientific Games Corporation call. A replay of the webcast will be archived in the Investors section on ScientificGames.com.

About Scientific Games
Scientific Games Corporation (NASDAQ: SGMS) is a leading developer of technology-based products and services and associated content for the worldwide gaming, lottery and interactive gaming industries. The Company's portfolio includes gaming machines and game content; casino management systems; table game products and services; instant and draw-based lottery games; lottery systems; lottery content and services; interactive gaming and social casino solutions, as well as other products and services. For more information, please visit www.scientificgames.com.

COMPANY CONTACTS
Investor Relations:
Bill Pfund +1 702-532-7663
Vice President, Investor Relations
bill.pfund@scientificgames.com

Media Relations:
Susan Cartwright +1 702-532-7981
Vice President, Corporate Communications
susan.cartwright@scientificgames.com

All ® notices signify marks registered in the United States. © 2017 Scientific Games Corporation. All Rights Reserved.

Forward-Looking Statements
In this press release, Scientific Games makes "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as "may," "will," "estimate," "intend," "plan," "continue," "believe," "expect," "anticipate," "target," "should," "could," "potential," "opportunity," "goal," or similar terminology. These statements are based upon management's current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks and uncertainties and other factors, including, among other things: competition; U.S. and international economic and industry conditions, including slow growth of new gaming jurisdictions, slow addition of casinos in existing jurisdictions, and declines in the replacement cycle of gaming machines; ownership changes and consolidation in the gaming industry; opposition to legalized gaming or the expansion thereof; inability to adapt to, and offer products that keep pace with, evolving technology, including any failure of our investment of significant resources in our R&D efforts; inability to develop successful products and services and capitalize on trends and changes in our industries, including the expansion of internet and other forms of interactive gaming; laws and government regulations, including those relating to gaming licenses and environmental laws; dependence upon key providers in our social gaming business; inability to retain or renew, or unfavorable revisions of, existing contracts, and the inability to enter into new contracts; level of our indebtedness, higher interest rates, availability or adequacy of cash flows and liquidity to satisfy indebtedness, other obligations or future cash needs; inability to reduce or refinance our indebtedness; restrictions and covenants in debt agreements, including those that could result in acceleration of the maturity of our indebtedness; protection of our intellectual property, inability to license third party intellectual property, and the intellectual property rights of others; security and integrity of our products and systems and reliance on or failures in information technology and other systems; challenges or disruptions relating to the implementation of a new global enterprise resource planning system; failure to maintain internal control over financial reporting; natural events that disrupt our operations or those of our customers, suppliers or regulators; inability to benefit from, and risks associated with, strategic equity investments and relationships; failure to achieve the intended benefits of our acquisitions; incurrence of restructuring costs; implementation of complex revenue recognition standards or other new accounting standards; changes in estimates or judgments related to our impairment analysis of goodwill or other intangible assets; fluctuations in our results due to seasonality and other factors; dependence on suppliers and manufacturers; risks relating to foreign operations, including fluctuations in foreign exchange rates, restrictions on the payment of dividends from earnings, restrictions on the import of products and financial instability, including the potential impact to our business resulting from the affirmative vote in the U.K. to withdraw from the EU, and the potential impact to our instant lottery game concession or VLT lease arrangements resulting from the recent economic and political conditions in Greece; changes in tax laws or tax rulings, or the examination of our tax positions; dependence on key employees; litigation and other liabilities relating to our business, including litigation and liabilities relating to our contracts and licenses, our products and systems, our employees (including labor disputes), intellectual property, environmental laws and our strategic relationships; influence of certain stockholders; and stock price volatility.

Additional information regarding risks, uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including the Company's current reports on Form 8-K, quarterly reports on Form 10-Q and its latest annual report on Form 10-K filed with the SEC on March 3, 2017 (including under the headings "Forward Looking Statements" and "Risk Factors"). Forward-looking statements speak only as of the date they are made and, except for Scientific Games' ongoing obligations under the U.S. federal securities laws, Scientific Games undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures
The Company's management uses the following non-GAAP financial measures in conjunction with GAAP financial measures: AEBITDA, AEBITDA margin, free cash flow and EBITDA from equity investments (each, as described more fully below). These non-GAAP financial measures are presented as supplemental disclosures. They should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with GAAP, and should be read in conjunction with the Company's financial statements filed with the SEC. The non-GAAP financial measures used by the Company may differ from similarly titled measures presented by other companies.

Specifically, the Company's management uses AEBITDA to, among other things: (i) monitor and evaluate the performance of the Company's business operations; (ii) facilitate management's internal comparisons of the Company's historical operating performance; and (iii) analyze and evaluate financial and strategic planning decisions regarding future operating investments and operating budgets. In addition, the Company's management uses AEBITDA and AEBITDA margin to facilitate management's external comparisons of the Company's results to the historical operating performance of other companies that may have different capital structures and debt levels. The Company's management uses EBITDA from equity investments to monitor and evaluate the performance of the Company's equity investments.

The Company's management believes that each of these non-GAAP financial measures are useful as they provide investors with information regarding the Company's financial condition and operating performance that is an integral part of management's reporting and planning processes. In particular, the Company's management believes that AEBITDA, both on a consolidated and business segment basis, is helpful because this non-GAAP financial measure eliminates the effects of restructuring, transaction, integration or other items that management believes have less bearing on the Company's ongoing underlying operating performance. Management believes AEBITDA margin, both on a consolidated and business segment basis, is useful for analysts and investors as this measure allows an evaluation of the performance of our ongoing business operations and provides insight into the cash operating income margins generated from our business, from which capital investments are made and debt is serviced. Moreover, management believes AEBITDA and EBITDA from equity investments are useful to investors because the Company's Lottery business is also conducted through a number of equity investments, and those measures eliminate financial items from the equity investees' earnings that management believes have less bearing on the equity investees' performance. Management believes that free cash flow provides useful information regarding the Company's liquidity and its ability to service debt and fund investments. Management also believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for debt repayment and other strategic measures, after making necessary capital investments in property and equipment and necessary license payments to support the Company's ongoing business operations and taking into account cash flows relating to the Company's equity investments.

AEBITDA
AEBITDA, as used herein, is a non-GAAP financial measure that is presented as supplemental disclosure and is reconciled to net income (loss) as the directly comparable GAAP measure, which is further reconciled to operating income (loss) by business segment, as set forth in the schedules titled "Reconciliation of Net Loss to Attributable EBITDA" below. We also present AEBITDA by business segment in this earnings release. AEBITDA should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with GAAP, and should be read in conjunction with the Company's financial statements filed with the SEC. AEBITDA may differ from similarly titled measures presented by other companies.

AEBITDA, as used herein, is reconciled to net income (loss) in the following table and includes our net loss with the following adjustments: (1) interest; (2) income taxes; (3) depreciation and amortization expense and impairment charges (including goodwill impairment charges); (4) restructuring and other, which includes charges or expenses attributable to: (i) employee severance; (ii) management changes; (iii) restructuring and integration; (iv) M&A and other, which includes: (a) M&A transaction costs, (b) purchase accounting, (c) unusual items (including certain legal settlements), and (d) other non-cash items; and (v) cost savings initiatives; and (5) stock-based compensation. In addition to the preceding adjustments, we exclude earnings from equity method investments and add (without duplication) our pro rata share of the EBITDA of our equity investments.

In the third quarter of 2016, we simplified our reconciliation of AEBITDA on a prospective basis. This change does not modify our calculation or definition of AEBITDA or the items that are included as adjustments. This presentation change merely consolidates the amounts previously included in adjustments (4) and (6) above, which were previously reported as two separate line items ("M&A and other charges (incl. purchase accounting)" and "Employee termination and restructuring"), into a single line item ("Restructuring and other") in order to align with our GAAP financial statement presentation.

AEBITDA Margin
AEBITDA margin, as used herein, represents our AEBITDA (as defined above) for the three-month periods ended March 31, 2017 and 2016, each calculated as a percentage of revenue. AEBITDA margin is a non-GAAP financial measure that is presented as supplemental disclosures for illustrative purposes only and is reconciled to net loss in a schedule below. We also present AEBITDA margin by business segment in this release. These amounts are reconciled to consolidated net income (loss) as the nearest GAAP measure, which is further reconciled to operating income (loss) by operating segment.

Free Cash Flow
Free cash flow, as used herein, represents net cash provided by operating activities less total capital expenditures (which includes lottery and gaming systems expenditures and other intangible assets and software expenditures), less payments on license obligations, less additions to equity investments plus distributions of capital on equity investments. Free cash flow is a non-GAAP financial measure that is presented as supplemental disclosure for illustrative purposes only and is reconciled to net cash provided by operating activities in a schedule below.

EBITDA from Equity Investments
EBITDA from equity investments, as used herein, represents our share of the EBITDA (i.e., earnings (whether or not distributed to us) plus income tax expense, depreciation and amortization expense and interest (income) expense, net of other) of our joint ventures and minority investees. EBITDA from equity investments is a non-GAAP financial measure that is presented as supplemental disclosure for illustrative purposes only and is reconciled to earnings from equity investments in a schedule below.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share amounts)

	Three Months Ended March 31,
	2017	2016
Revenue:
Services	$ 362.5	$ 350.3
Product sales	222.7	197.6
Instant games	140.2	134.1
Total revenue	725.4	682.0

Operating expenses:
Cost of services (1)	103.3	94.9
Cost of product sales(1)	106.6	94.4
Cost of instant games(1)	70.1	67.0
Selling, general and administrative	140.7	142.3
Research and development	42.4	49.8
Depreciation, amortization and impairments	165.1	180.6
Restructuring and other	9.2	2.7
Total operating expenses	637.4	631.7
Operating income	88.0	50.3
Other (expense) income:
Interest expense	(159.4)	(165.7)
Earnings from equity investments	9.5	3.2
Loss on extinguishment and modification of debt	(29.7)	-
Other income (expense), net	7.5	0.7
Total other expense, net	(172.1)	(161.8)
Net loss before income taxes	(84.1)	(111.5)
Income tax (provision) benefit	(16.7)	19.2
Net loss	$ (100.8)	$ (92.3)

Basic and diluted net loss per share:
Basic	$ (1.14)	$ (1.07)
Diluted	$ (1.14)	$ (1.07)

Weighted average number of shares used in per share calculations:
Basic shares	88.2	86.6
Diluted shares	88.2	86.6

(1) Exclusive of depreciation and amortization.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	(Unaudited)
	March 31,	December 31,
	2017	2016
Assets:
Cash and cash equivalents	$ 131.9	$ 115.1
Restricted cash	27.1	24.7
Accounts receivable, net	463.5	495.0
Notes receivable, net	131.0	125.4
Inventories	253.5	242.3
Prepaid expenses, deposits and other current assets	113.2	114.1
Total current assets	1,120.2	1,116.6

Restricted cash	16.8	17.1
Notes receivable, net	48.7	48.1
Property and equipment, net	584.7	612.2
Goodwill	2,906.1	2,888.4
Intangible assets, net	1,761.9	1,768.3
Software, net	395.5	409.1
Equity investments	187.0	179.9
Other assets	52.3	47.7
Total assets	$ 7,073.2	$ 7,087.4

Liabilities and Stockholders' Deficit:
Current portion of long-term debt	$ 39.3	$ 49.3
Accounts payable	182.9	188.9
Accrued liabilities	463.3	454.2
Total current liabilities	685.5	692.4

Deferred income taxes	75.6	70.2
Other long-term liabilities	238.9	235.6
Long-term debt, excluding current portion	8,068.4	8,024.9
Total stockholders' deficit	(1,995.2)	(1,935.7)
Total liabilities and stockholders' deficit	$ 7,073.2	$ 7,087.4

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in millions)

	Three Months Ended
	March 31,
	2017	2016
Net cash provided by operating activities	$ 111.0	$ 101.1

Cash flows from investing activities:
Capital expenditures	(61.3)	(51.2)
Acquisition of business, net of cash acquired	(21.5)	-
Distributions of capital from equity investments	1.3	1.5
Change in other assets and liabilities and other	2.0	1.5
Net cash used in investing activities	(79.5)	(48.2)

Cash flows from financing activities:
Payments of long-term debt, net of proceeds from issuance of long-term debt	22.5	(27.5)
Payments of debt issuance and deferred financing costs	(27.2)	-
Payments on license obligations	(9.8)	(9.6)
Net redemptions of common stock under stock-based compensation plans and other	(0.6)	-
Net cash used in financing activities	(15.1)	(37.1)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	2.5	1.8
Increase in cash, cash equivalents and restricted cash	18.9	17.6
Cash, cash equivalents and restricted cash, beginning of period	156.9	166.8
Cash, cash equivalents and restricted cash, end of period	$ 175.8	$ 184.4

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BUSINESS SEGMENT DATA
RECONCILIATION OF NET LOSS TO ATTRIBUTABLE EBITDA
(Unaudited, in millions)

	Three Months Ended March 31, 2017
					Total
	Gaming	Lottery	Interactive	Corporate	Consolidated

Revenue:
Services	$ 227.2	$ 39.0	$ 96.3	$ -	$ 362.5
Product sales	212.8	9.9	-	-	222.7
Instant games	-	140.2	-	-	140.2
Total revenue	$ 440.0	$ 189.1	$ 96.3	$ -	$ 725.4

Operating expenses:
Cost of services (1)	$ 39.2	$ 26.5	$ 37.6	$ -	$ 103.3
Cost of product sales (1)	99.6	7.0	-	-	106.6
Cost of instant games (1)	-	70.1	-	-	70.1
Selling, general and administrative	59.0	14.3	33.2	34.2	140.7
Research and development	37.2	0.9	3.5	0.8	42.4
Depreciation, amortization and impairments	123.3	13.9	4.0	23.9	165.1
Restructuring and other	4.2	0.3	0.8	3.9	9.2
Operating income (loss)	$ 77.5	$ 56.1	$ 17.2	$ (62.8)	$ 88.0

Other (expense) income:
Interest expense					$ (159.4)
Earnings from equity investments	$ 2.5	$ 7.0	$ -	$ -	9.5
Loss on extinguishment and modification of debt				(29.7)	(29.7)
Other income, net	1.2	-	-	6.3	7.5
Total other expense, net					$ (172.1)

Net loss before income taxes					$ (84.1)
Income tax provision					(16.7)
Net loss					$ (100.8)

Reconciliation of Net Loss to Attributable EBITDA

Net loss					$ (100.8)
Restructuring and other (3)	$ 4.2	$ 0.3	$ 0.8	$ 3.9	9.2
Depreciation, amortization and impairments	123.3	13.9	4.0	23.9	165.1
Other expense, net				(5.1)	(5.1)
Interest expense					159.4
Income tax provision					16.7
Stock-based compensation	1.7	0.8	1.0	2.4	5.9
Loss on extinguishment and modification of debt				29.7	29.7
EBITDA from equity investments (2)	1.8	14.2	-	-	16.0
Earnings from equity investments	(2.5)	(7.0)	-	-	(9.5)
Attributable EBITDA	$ 209.7	$ 85.3	$ 23.0	$ (31.4)	$ 286.6

Reconciliation to Attributable EBITDA margin
Attributable EBITDA	$ 209.7	$ 85.3	$ 23.0	$ (31.4)	$ 286.6
Revenue	$ 440.0	$ 189.1	$ 96.3	-	$ 725.4
Attributable EBITDA margin	47.7%	45.1%	23.9%		39.5%

(1) Exclusive of depreciation and amortization.
(2) The Company received $3.7 million in cash distributions and return of capital payments from its equity investees.
(3) Refer to AEBITDA definition for description of items included in this line.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BUSINESS SEGMENT DATA
RECONCILIATION OF NET LOSS TO ATTRIBUTABLE EBITDA
(Unaudited, in millions)

	Three Months Ended March 31, 2016
					Total
	Gaming	Lottery	Interactive	Corporate	Consolidated

Revenue:
Services	$ 232.6	$ 45.1	$ 72.6	$ -	$ 350.3
Product sales	189.1	8.5	-	-	197.6
Instant games	-	134.1	-	-	134.1
Total revenue	$ 421.7	$ 187.7	$ 72.6	$ -	$ 682.0

Operating expenses:
Cost of services (1)	$ 41.2	$ 28.1	$ 25.6	$ -	$ 94.9
Cost of product sales (1)	87.8	6.6	-	-	94.4
Cost of instant games (1)	-	67.0	-	-	67.0
Selling, general and administrative	67.9	16.5	24.5	33.4	142.3
Research and development	38.2	2.6	7.3	1.7	49.8
Depreciation, amortization and impairments	141.6	17.8	3.7	17.5	180.6
Restructuring and other	1.6	1.1	-	-	2.7
Operating income (loss)	$ 43.4	$ 48.0	$ 11.5	$ (52.6)	$ 50.3

Other (expense) income:
Interest expense					$ (165.7)
Earnings from equity investments	$ -	$ 3.2	$ -	$ -	3.2
Other expense, net				0.7	0.7
Total other expense, net					$ (161.8)

Net loss before income taxes					$ (111.5)
Income tax benefit					19.2
Net loss					$ (92.3)

Reconciliation of Net Loss to Attributable EBITDA

Net loss					$ (92.3)
Restructuring and other(3)	$ 1.6	$ 1.1	$ -	$ -	2.7
M&A and other charges (incl. purchase accounting)(3)	0.9	-	-	-	0.9
Depreciation, amortization and impairments	141.6	17.8	3.7	17.5	180.6
Other expense, net				1.6	1.6
Interest expense					165.7
Income tax benefit					(19.2)
Stock-based compensation	2.1	0.7	0.2	3.5	6.5
EBITDA from equity investments (2)	1.6	13.9	-	-	15.5
Earnings from equity investments	-	(3.2)	-	-	(3.2)
Attributable EBITDA	$ 191.2	$ 81.5	$ 15.4	$ (29.3)	$ 258.8

Reconciliation to Attributable EBITDA margin
Attributable EBITDA	$ 191.2	$ 81.5	$ 15.4	$ (29.3)	$ 258.8
Revenue	$ 421.7	$ 187.7	$ 72.6	-	$ 682.0
Attributable EBITDA margin	45.3%	43.4%	21.2%		37.9%

(1) Exclusive of depreciation and amortization.
(2) The Company received $1.5 million in cash distributions and return of capital payments from its equity investees.
(3) Refer to AEBITDA definition for description of items included in this line.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW
(Unaudited, in millions)

	Three Months Ended March 31,
	2017	2016

Net cash provided by operating activities(1)	$ 111.0	$ 101.1

Less: Capital expenditures	(61.3)	(51.2)
Add: Distributions of capital from equity investments	1.3	1.5
Less: Payments on license obligations	(9.8)	(9.6)

Free cash flow(2)	$ 41.2	$ 41.8

(1) The 2017 first quarter includes $12.6 million of cash payments for costs in the 2016 fourth quarter related to the business improvement initiative and $2.7 million of DEQ Systems Corp. acquisition-related expenses.

(2) The 2017 first quarter cash flows include $22.0 million related to acquisition of DEQ Systems Corp. and $27.2 million in costs related to the refinancing transactions reflected in investing and financing activities, respectively.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF EARNINGS FROM EQUITY INVESTMENT TO EBITDA FROM EQUITY INVESTMENTS
(Unaudited, in millions)

	Three Months Ended March 31,
	2017	2016
EBITDA from equity investments(1):
Earnings from equity investments	$ 9.5	$ 3.2
Add: Income tax expense	2.3	2.0
Add: Depreciation and amortization	8.5	8.7
Add: Interest expense, net of other income	(4.3)	1.6
EBITDA from equity investments	$ 16.0	$ 15.5

(1) EBITDA from equity investments includes results from the Company's participation in LNS, RCN, ITL, CSG, Beijing Guard Libang Technology Co., Ltd., Northstar Illinois, Northstar New Jersey Lottery Group, LLC, and Hellenic Lotteries.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION - SEGMENT KEY PERFORMANCE INDICATORS AND SUPPLEMENTAL REVENUE METRICS
(Unaudited, in millions, except unit, per unit data and ARPDAU)

The table below presents certain key performance indicators and supplemental revenue metrics.  The information set forth in the table below should be read in conjunction with the historical financial statements of the Company that are included in the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC.

	Three Months Ended
	March 31,	March 31,	December 31,
Gaming Revenue - Supplemental Revenue Metrics	2017	2016	2016
Revenue by Lines of Business:
Gaming operations revenue	$ 172.4	$ 184.4	$ 172.6
Gaming machine sales revenue	156.2	134.5	169.5
Gaming systems revenue	61.5	59.7	63.9
Table products revenue	49.9	43.1	54.9
Gaming revenue	$ 440.0	$ 421.7	$ 460.9

Gaming operations:
Wide-area progressive, premium and daily-fee participation revenue (1)	$ 98.2	$ 106.50	$ 98.2
Other leased, participation and services revenue (2)	74.2	77.90	74.4
Gaming operations revenue	$ 172.4	$ 184.4	$ 172.6

Gaming machine sales:
Gaming machine and other product sales revenue	$ 156.2	$ 134.5	$ 169.5

Gaming systems:
Hardware, software and services revenue	$ 35.3	$ 33.6	$ 37.2
Maintenance revenue	26.2	26.1	26.7
Gaming systems revenue	$ 61.5	$ 59.7	$ 63.9

Table products:
Table products sales revenue	$ 14.5	$ 13.0	$ 23.9
Leased table products revenue	35.4	30.1	31.0
Table products revenue	$ 49.9	$ 43.1	$ 54.9

Gaming Revenue - Key Performance Indicators
Gaming Operations
Wide-area progressive, premium and daily-fee participation units (1):
Installed base at period end	21,143	21,975	21,465
Average daily revenue per unit	$ 51.22	$ 52.94	$ 49.49

Other participation and leased units (2):
Installed base at period end	47,454	48,086	47,474
Average daily revenue per unit	$ 14.96	$ 15.38	$ 14.52

Gaming Machine Sales
U.S. and Canadian new unit shipments	5,862	4,365	5,115
International new unit shipments	2,497	2,383	4,119
New unit shipments	8,359	6,748	9,234
Average sales price per new unit	$ 17,015	$ 16,719	$ 16,268

Lottery Revenue - Supplemental Revenue Metrics
Lottery Revenue:
Instant games revenue	$ 140.2	$ 134.1	$ 140.5
Services revenue	39.0	45.1	41.9
Product sales revenue	9.9	8.5	17.3
Lottery revenue	$ 189.1	$ 187.7	$ 199.7

Instant games revenue by geography:
United States	$ 97.8	$ 92.2	$ 88.7
International	42.4	41.9	51.8
Instant games revenue	$ 140.2	$ 134.1	$ 140.5

Services revenue by geography:
United States	$ 27.5	$ 31.3	$ 29.7
International	11.5	13.8	12.2
Services revenue	$ 39.0	$ 45.1	$ 41.9

Product sales revenue by geography:
United States	$ 2.3	$ 0.8	$ 0.5
International	7.6	7.7	16.8
Product sales revenue	$ 9.9	$ 8.5	$ 17.3

Lottery Revenue - Key Performance Indicators
Change in retail sales of U.S. lottery instant games customers (3)(4)	2.2%	8.2%	1.3%
Change in retail sales of U.S. lottery systems contract customers (3)(5)	-12.9%	17.0%	1.3%
Change in Italy retail sales of instant games (3)	-0.9%	2.3%	-4.0%

Interactive Revenue - Supplemental Revenue Metrics
Revenue by Lines of Business:
Social gaming B2C	$ 80.2	$ 60.2	$ 74.8
Other interactive B2B	16.1	12.4	16.8
Interactive revenue	$ 96.3	$ 72.6	$ 91.6

Interactive Revenue - Key Performance Indicators
Social gaming B2C:
Average monthly active users (6)	7.7	8.0	7.7
Average daily active users (7)	2.4	2.5	2.4
Average daily revenue per daily active user (8)	$ 0.37	$ 0.26	$ 0.34
Mobile penetration (9)	72%	66%	70%

(1) Wide-area progressive, premium and daily-fee participation units comprise participation gaming machines, generally without fixed-term lease periods.

(2) Other leased, participation and services units comprise server-based gaming machines, video lottery terminals, centrally determined gaming machines, electronic table seats, Class II and other leased units.

(3) Information provided by third-party lottery operators.
(4) U.S. instant games customers' retail sales include only sales of instant games.
(5) U.S. lottery systems customers' retail sales primarily include sales of draw games, keno and instant games validated by the relevant system.
(6) Monthly Active Users and is a count of unique visitors to our site during a month.
(7) Daily Active Users and is a count of unique visitors to our site during a day.
(8) Average daily revenue per DAU is calculated by dividing revenue by the DAU by the number of days in the period.
(9) Mobile penetration = percentage of B2C social gaming revenue derived from mobile platforms.